Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Applied DNA Sciences, Inc. (the "Company") on Amendment No. 3 to Form 10-QSB/A for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Hayward, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

           (1)    The Report fully  complies with the   requirements  of section
                  13(a) or 15(d) of the Securities and Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Applied DNA Sciences, Inc. and will be retained by Applied DNA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  October 10, 2006                     By: /s/JAMES A HAYWARD
                                               -------------------
                                            James A. Hayward
                                            Principal Financial Officer